Exhibit 32
JPMorgan Chase & Co.

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of JPMorgan Chase & Co. on Form 10-K for the period ended December 31, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of JPMorgan Chase & Co., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
1.    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of JPMorgan Chase & Co.

Date:	February 22, 2022	By:	/s/	James Dimon

James Dimon
Chairman and Chief Executive Officer

Date:	February 22, 2022	By:	/s/	Jeremy Barnum

Jeremy Barnum
Executive Vice President and Chief Financial Officer

This certification accompanies this Annual Report and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that Section.

A signed original of this written statement required by Section 906 has been provided to, and will be retained by, JPMorgan Chase & Co. and furnished to the Securities and Exchange Commission or its staff upon request.